ASH CREEK MINING COMPANY
                                INCOME STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997





OPERATING REVENUE
Sale Of Coal
Miscellaneous Operating Revenue                            $2,534
                                                      -----------
TOTAL OPERATING REVENUE                                     2,534
                                                      -----------

OPERATING EXPENSES
Provision for Reclamation Expense
Reclamation Expense - Actual                               56,310
Reclamation Accrual Reversal - Credit
General Mine Operation
General Mine Maintenance
Environmental Sampling
Royalties
Depreciation
Administrative and General (A)                             25,002
Federal Income Taxes                                      (75,738)
Deferred Income Taxes
Other Taxes
                                                      -----------

TOTAL OPERATING EXPENSES                                   (5,574)
                                                      -----------

NET OPERATING INCOME                                       (3,040)
                                                      -----------

OTHER DEDUCTIONS
Interest Expense to PSO                                   230,716
Interest Expense Other
Miscellaneous Other Deduction - Property Write Down
Interest Income and Other
Gain on Sales of Assets                                   (93,100)
                                                      -----------
TOTAL OTHER DEDUCTIONS                                    137,616
                                                      -----------

NET INCOME (LOSS)                                       ($140,656)
                                                      ===========

                            ASH CREEK MINING COMPANY
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1996


            ASSETS

PLANT
  Ash Creek Mining Company
  Buildings & Service Facilities
  Equipment
  Land & Land Rights
                                                -----------
    TOTAL PLANT
  Less: Reserve For Depreciation-Buildings
           Reserve For Depreciation-Equipment
           Reserve For Property Valuation
           Retirement Work in Progress
                                                -----------
    TOTAL RESERVE
                                                -----------
    NET PLANT
                                                -----------
CURRENT & ACCRUED ASSETS
  Cash                                              $25,728
  Working Funds
  Temporary Cash Investments
  Accounts Receivable-PSO
  Accounts Receivable                                 1,863
  Coal Inventory
  Materials & Supplies
  Prepayments
                                                -----------
    TOTAL CURRENT & ACCRUED ASSETS                   27,591
DEFERRED DEBITS
  Development Cost Capitalized
  Less: Reserve For Valuation Acct
  Other Deferred Debits
    TOTAL DEFERRED DEBITS
                                                -----------
TOTAL ASSETS                                        $27,591
                                                ===========

CAPITALIZATION & LIABILITIES

CAPITALIZATION
  Common Stock                                   $3,839,040
  Paid In Capital                                 6,484,384
  Unappropriated Retained Earnings              (10,278,213)
  Bonds
  Unamortized Discount On Bonds
                                                -----------
   TOTAL CAPITALIZATION                              45,211
CURRENT & ACCRUED LIABILITIES
  Notes Payable-PSO                                      26
  Notes Payable-Other                                   776
  Accounts Payable-PSO
  Accounts Payable-Other
  Taxes Accrued                                     (18,422)
  Accrued Interest Payable-PSO
  Accrued Interest Payable-Other
  Misc. Current & Accrued Liabilities
                                                -----------
   TOTAL CURRENT & ACCRUED LIABILITIES              (17,620)
OTHER DEFERRED CREDITS
  Deferred Investment Tax Credit
  Deferred Taxes On Income
  Reserve For Mine Closing
                                                -----------
TOTAL CAPITALIZATION & LIABILITIES                  $27,591
                                                ===========